EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of The Frontier Fund of our report dated April 6, 2009 relating to our audits of the consolidated statement of financial condition of Equinox Fund Management, LLC, appearing in the Prospectus, which is a part of such Registration Statement.

We also consent to the reference to our firm under the captions “Independent Registered Public Accounting Firms” and “Experts” in such Prospectus.

/s/ McGladrey & Pullen, LLP

Denver, Colorado
February 1, 2010

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